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                                                                    EXHIBIT 23.7

                   [RAYMOND CHABOT GRANT THORTON LETTERHEAD]

                        INDEPENDENT ACCOUNTANTS' CONSENT

     We consent to the use of our reports dated February 10, 1998, on the 1997 financial statements of BioChem Pharma Inc. incorporated by reference in the Registration Statement (Form F-1) and related Prospectus of CliniChem Development Inc. for the registration of Class A Common Shares and in the Registration Statement (Form F-3) and related Prospectus of BioChem Pharma Inc. for the registration of BioChem Pharma Inc. Common Shares.

/s/ RAYMOND CHABOT GRANT THORTON
General Partnership
Chartered Accountants

Montreal, Canada

June 10, 1998